UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Under §240.14a-12

HESKA CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON [DECEMBER 30], 2015

[●], 2015

Dear Heska Stockholder:

You are invited to attend Heska Corporation’s Special Meeting of Stockholders. The meeting will be held on Wednesday, December 30, 2015, at 9:00 a.m., local time, at the Hilton Hotel, 425 West Prospect Road, Fort Collins, CO 80526.

We encourage you to vote your shares as soon as possible as described in the enclosed proxy statement.

At the meeting, we will be seeking the votes of our stockholders to (1) approve an amendment to our Restated Certificate of Incorporation, as amended, to increase by one million the number of authorized shares of each class of the our common stock from 7,500,000 shares to 8,500,000 shares, and (2) approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies for the foregoing proposal.

Your vote is important, so please act at your first opportunity. Whether or not you plan to attend the Special Meeting, I hope you will vote as soon as possible. You may vote by mailing a proxy or in person at the Special Meeting. Please review the instructions in the proxy statement and on the proxy card regarding your voting options.

Thank you for your ongoing support of and continued interest in Heska.

Sincerely,

Kevin S. Wilson Chief Executive Officer and President Heska Corporation

YOUR VOTE IS IMPORTANT

_______________________

In order to ensure your representation at the meeting, please complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TIME AND DATE	9:00 a.m., local time, on Wednesday, December 30, 2015

PLACE	Hilton Hotel 425 West Propect Road Fort Collins, CO 80526

ITEMS OF BUSINESS	1. To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase by one million the number of authorized shares of each class of our common stock from 7,500,000 shares to 8,500,000 shares;

2. To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies for Proposal 1; and

3. To consider such other business as may properly come before the special meeting or any postponement or adjournment of the special meeting.

RECORD DATE	You can vote if you were a stockholder of record at the close of business on November 30, 2015.

VOTING BY PROXY	Please submit a proxy as soon as possible so that your shares can be voted at the Special Meeting in accordance with your instructions. For specific instructions on voting, please refer to the instructions on the proxy card.

[●], 2015	By Order of the Board of Directors,
Loveland, Colorado

Jason A. Napolitano
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary
Heska Corporation

TABLE OF CONTENTS

PROXY STATEMENT	1
ABOUT THE SPECIAL MEETING	1
RECOMMENDATIONS OF THE BOARD OF DIRECTORS	2
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING	2
PROPOSAL 1	4
PROPOSAL 2	7
OTHER MATTERS	7
COMMUNICATIONS	7
OTHER INFORMATION	8
OWNERSHIP OF SECURITIES – COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9
APPENDIX A	1
APPENDIX B	1

PRELIMINARY COPY

PROXY STATEMENT

ABOUT THE SPECIAL MEETING

This proxy statement is being furnished to holders of all classes of common stock, $.01 par value per share (the “Common Stock”), of Heska Corporation (“Heska” or the “Company”). Proxies are being solicited on behalf of the Board of Directors of the Company (the “Board”) to be used at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the Hilton Hotel, 425 West Prospect Road, Fort Collins, CO 80526on Wednesday, December 30, 2015, at 9:00 a.m., local time.

The principal purpose of the Special Meeting is to approve an amendment (the “Amendment”) to our Restated Certificate of Incorporation, as amended (the “Charter”), to increase by one million the number of authorized shares of each class of the Company’s common stock from 7,500,000 shares to 8,500,000 shares (“Authorized Share Increase”). We are also seeking your vote to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies for the approval of the Authorized Share Increase and Amendment.

Among other more general reasons described later in this proxy statement, we are seeking to increase our authorized shares of Common Stock to satisfy a condition to the completion of our previously announced acquisition (the “Acquisition”) of Cuattro Veterinary, LLC (“Cuattro International”). Due to the small size of the Acquisition, you are not being asked to approve the Acquisition, the material terms of which are summarized below. We are providing information to you in this proxy statement about the Acquisition because we expect to use a portion of the additional shares of authorized Common Stock as consideration for the purchase of Cuattro International in the Acquisition.

Acquisition Summary Term Sheet

•	On November 10, 2015, the Company agreed to acquire Cuattro International from its members in exchange for between 175,000 shares and 200,000 shares of Common Stock, which are intended to equal approximately $6.0 million in value.
•	The Company also agreed to issue additional shares of Common Stock in the Acquisition if specified, uncollectible liabilities of Cuattro International are ultimately recovered by the Company.
•	The value of the Common Stock to be issued as consideration for the Acquisition will be based on the average per share price of the Common Stock for the ten trading days ending on the trading day prior to the closing date of the Acquisition.

Please see the discussion regarding Proposal 1 under the caption “Why is the Amendment necessary to complete the Acquisition, and what are the material terms of the Acquisition?” beginning on page [●] for additional information concerning the proposed Acquisition.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on Wednesday, December 30, 2015:

______________

The Proxy Statement and Proxy Card are available at http://www.heska.com/proxyvote.

This proxy statement and the accompanying proxy card are being provided to our stockholders of record entitled to vote at the Special Meeting on or about [●], 2015.

The proxy statement is available on the Company’s website at www.heska.com. The Company’s website address is not intended to function as a hyperlink, and the information on the Company’s website is not and should not be considered part of this proxy statement and is not incorporated by reference herein.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote FOR the Amendment to effect the Authorized Share Increase, and FOR the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies for the approval of the Amendment.

QUestions anD ANSWERS ABOUT THE PROXY MATERIALS AND THE SPECIAL MEETING

Q:	What classes of stock does Heska’s Charter authorize?
A:	Our Charter authorizes three classes of stock. First, our Charter authorizes a class of Common Stock to be referred to as “Traditional Common Stock” if the Amendment passes and defines it as the “Original Common Stock”. We will refer to this class of stock in these proxy materials as the “Original Common Stock”. Second, our Charter authorizes a class of Public Common Stock and defines it as the “Common Stock” or “NOL Restricted Common Stock”. We will refer to this class of stock in these proxy materials as the “Public Common Stock” or “NOL Restricted Common Stock”. Third, our Charter authorizes a class of Preferred Stock. We shall refer to this class of stock in these proxy materials as “Preferred Stock”. For the purpose of these proxy materials, “Common Stock” shall mean collectively Original Common Stock and Public Common Stock.
Q:	How many shares of Common Stock and Preferred Stock are issued and outstanding?
A:	As of November 30, 2015 (the “Record Date”), there were an aggregate of [●] shares of Common Stock issued and outstanding and no shares of Preferred Stock issued and outstanding.
Q:	Why am I receiving these materials?
A:	The Board is providing these proxy materials for you in connection with Heska’s upcoming Special Meeting. The Special Meeting will take place on Wednesday, December 30, 2015. As a stockholder, you are invited to attend the Special Meeting and are entitled to and requested to vote on the items of business to be conducted at the Special Meeting described in this proxy statement.
Q:	What items of business will be voted on at the Special Meeting?
A:	The items of business scheduled to be voted on at the Special Meeting are:
(1)	To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase by one million the number of authorized shares of each class of the Company’s Common Stock from 7,500,000 shares to 8,500,000 shares; and
(2)	To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies for Proposal 1 (the “Potential Adjournment”).

We will also consider such other business that properly comes before the Special Meeting.

Q:	How does the Board recommend I vote on the proposals?
A:	The Board recommends a vote FOR the Authorized Share Increase and FOR the Potential Adjournment.
Q:	Who is entitled to vote?
A:	Stockholders holding Common Stock as of the close of business on the Record Date are entitled to vote at the Special Meeting. Each stockholder is entitled to one vote for each share of Common Stock held on the Record Date. A list of stockholders entitled to vote at the Special Meeting will be available at the Special Meeting and for ten days prior to the meeting during normal business hours at our offices at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.
Q:	How do I vote?
A:	There are two ways you can vote:
(1)	Sign and date each proxy card you receive and return it in the postage prepaid return envelope; or
(2)	Vote in-person at the Special Meeting. If your shares are held of record by a broker, bank or other nominee and you wish to vote your shares at the Special Meeting, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the Special Meeting.
If your shares are held of record by a broker, bank or other nominee, you may also be able to provide your voting instructions with respect to your shares via the internet or telephone through procedures adopted by your broker, bank or other nominee.
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Q:	How can I change my vote or revoke my proxy?
A:	You may revoke your proxy and change your vote by voting in person at the meeting if you have the proper documentation. If you are a registered stockholder, you have the right to revoke your proxy and change your vote at any time before the meeting by notifying our Secretary, or returning a later-dated proxy card prior to the Special Meeting.
Q:	Who can help answer my questions?
A:	If you have any questions about the Special Meeting or how to vote or revoke your proxy, you should contact:

Heska Corporation

Attn: Secretary

3760 Rocky Mountain Avenue

Loveland, Colorado 80538

(970) 493-7272

If you need additional copies of this proxy statement or voting materials, please contact our Secretary as described above.
Q:	What does it mean if I get more than one proxy card?
A:	It means that you hold shares of Common Stock registered in more than one account. Sign and return all proxies to ensure that all of your shares are voted.
Q:	Who will serve as inspector of elections?
A:	The inspector of elections will be a representative of Computershare Trust Company, Inc., our transfer agent.
Q:	What are the quorum and voting requirements for the Special Meeting?
A:	The holders of a majority of the outstanding shares of our Common Stock, present in person or represented by proxy at the meeting, will constitute a quorum for the transaction of business at the Special Meeting.
We will count shares underlying proxies containing a “for”, “against”, or “abstain” vote, as well as any signed and returned proxies without any specific voting instructions, as “present” for purposes of determining a quorum. If you hold shares in “street name” through a broker or other nominee, your broker or nominee will not be permitted to exercise voting discretion with respect to any matters to be acted upon and therefore may not submit a proxy. If you do not give your broker or nominee specific instructions, your shares will not be voted and, if so, will not be considered as present and entitled to vote with respect to any of the matters to be considered at the meeting.
We will consider an abstention or a non-vote on a given matter to be a forfeiture of the right to vote on that matter and a forfeiture of the voting power present at the Special Meeting underlying the forfeited votes regarding that matter. Accordingly, if you abstain or do not vote on a given matter, your shares will not be voted “for” or “against” that matter and will not be considered as present and entitled to vote on that matter. However, you may abstain on a given matter for a certain portion of your shares and vote on the same matter with the remaining portion of your shares without forfeiting the votes underlying the shares you choose to vote. For example, a stockholder who has two accounts with 50 shares in each account may choose to abstain on a proposal with 50 shares and vote for the same proposal with the other 50 shares. In this case, the stockholder would forfeit his right to vote 50 shares on the proposal and would have his other 50 votes count for the proposal. In addition, an abstention or a non-vote on any matter will not affect your ability to vote on any other matter.

The Authorized Share Increase is to be approved by the affirmative vote of a majority of our outstanding shares of Common Stock. The Potential Adjournment is to be approved by the affirmative vote of a majority of the shares of our Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter.

Q:	Who can attend the Special Meeting?
A:	All stockholders as of the Record Date can attend. If you wish to vote your shares at the Special Meeting and your shares are held of record by a broker, bank or other nominee, you must contact your broker, bank or other nominee to obtain the proper documentation and bring it with you to the Special Meeting in order to be admitted.
Q:	What happens if additional matters are presented at the Special Meeting?
A:	Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Special Meeting. If you grant a proxy, the persons named as proxy holders – Jason A. Napolitano, our Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary, Nancy Wisnewski, Ph.D., our Executive Vice President, Product
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Development and Customer Support and Daniel J. Pollack, our Treasurer and Assistant Secretary – will have the discretion to vote your shares of Common Stock on any additional matters presented for a vote at the meeting.

Q:	Where can I find the voting results of the meeting?
A:	Unless adjourned under Proposal 2, we intend to announce preliminary voting results at the Special Meeting, and publish final voting results in a Current Report on Form 8-K (a “Form 8-K”) to be filed with the Securities and Exchange Commission (the “SEC”) within four business days after the Special Meeting. If final voting results are not available within four business days after the Special Meeting, we intend to publish preliminary voting results in a Form 8-K to be filed with the SEC on the fourth business day following Special Meeting and then publish final voting results in a Form 8-K to be filed with the SEC within four business days following the final voting results becoming known.
Q:	Who bears the costs of soliciting votes for the Special Meeting?
A:	Heska is making this solicitation and will pay the entire cost of preparing, printing, assembling and mailing these proxy materials. In addition to the mailing of these proxy materials, certain of our officers, directors and employees may solicit proxies on our behalf in person, by telephone, electronic transmission or facsimile. No additional compensation will be paid to these people for such solicitation. We may enlist the assistance of brokerage firms, fiduciaries, custodians and other third party solicitation firms in soliciting proxies. If we elect to engage any such assistance, our arrangements with the solicitation firm(s) will be on customary terms and conditions, the anticipated cost of which is not anticipated to be material to us. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

PROPOSAL 1

APPROVAL OF AN AMENDMENT TO OUR CHARTER TO INCREASE BY ONE MILLION THE NUMBER OF AUTHORIZED SHARES OF EACH CLASS OF THE COMPANY’S COMMON STOCK

FROM 7,500,000 SHARES TO 8,500,000 SHARES

What am I voting on?

You are voting to approve the Amendment to increase by one million the number of authorized shares of each class of the Company’s Common Stock from 7,500,000 shares to 8,500,000 shares. The Board has unanimously approved the proposed Amendment to effect the Authorized Share Increase and recommends that you vote FOR the approval and adoption of the Amendment.  The form of the proposed Amendment is attached to this proxy statement as Appendix A and is incorporated herein by reference.

What is the purpose of the Amendment?

We are seeking your approval of the Amendment to effect the Authorized Share Increase in order to (i) complete the Acquisition, (ii) enable us to utilize fully our stockholder approved Equity Incentive Plans (as defined below), and (iii) provide the Company adequate flexibility in corporate planning and strategies. You are not being asked to approve specifically any of these purposes.

Our Charter currently authorizes the issuance of 17,500,000 shares, consisting of 7,500,000 shares of Original Common Stock, 7,500,000 shares of NOL Restricted Common Stock and 2,500,000 shares of Preferred Stock. Pursuant to our Charter, our NOL Restricted Common Stock automatically converts into an equivalent number of shares of Original Common Stock on the date that the transfer restrictions on the NOL Restricted Common Stock terminate, and we are required at all times to have reserved for issuance the number of shares of Original Common Stock sufficient to permit conversion of the NOL Restricted Common Stock.

As of November 13, 2015, we had 6,589,096 shares of NOL Restricted Common Stock outstanding, no shares of Original Common Stock outstanding but 6,589,096 shares of Original Common Stock reserved for issuance upon conversion of the NOL Restricted Common Stock, 0 treasury shares, and an aggregate of 2,824,180 shares reserved for issuance under the Company’s 1997 Stock Incentive Plan, as amended and restated, 1997 Employee Stock Purchase Plan, as amended and restated, and 2003 Equity Incentive Plan, as amended and restated (collectively, the “Equity Incentive Plans”). As a result, only approximately 215,180 shares of Common Stock were available for future issuance for any other reason as of November 13, 2015.

Why is the Amendment necessary to complete the Acquisition, and what are the material terms of the Acquisition?

The Amendment to effect the Authorized Share Increase is a stated condition to the closing of the Acquisition. As previously disclosed in a press release and Current Report on Form 8-K that were filed with the SEC on November 10, 2015, the Company entered into a Unit Purchase Agreement (the “Purchase Agreement”) with Cuattro International, Kevin S. Wilson, and all members of Cuattro International (the “Members”), pursuant to which the Company agreed to acquire all of the outstanding units of Cuattro International (the “Units”) from its Members. Subject to the Purchase Agreement, the Company has agreed to acquire the Units from the Members in

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exchange for the issuance to them of an aggregate number of between 175,000 shares and 200,000 shares of Common Stock intended to equal in value to $6,000,000 (based on the average per share price of the Common Stock for the ten trading days ending on the trading day prior to the closing date of the Acquisition). The Company may also be required to issue additional shares of Common Stock to the Members under the Purchase Agreement if any liabilities or obligations of Cuattro International that have been fully reserved as uncollectible from affiliates of Cuattro International, Mr. Wilson and the Members, are recovered by the Company. The number of shares to be issued in respect of the contingent purchase price adjustment shall be equal in value to the amount of the liabilities recovered (based on the average per share price of the Common Stock for the ten trading days ending on the trading day prior to the closing date of the Acquisition) and shall be payable within 30 days after the recovery.

The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Purchase Agreement is intended to be a plan of reorganization for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury regulation section 1.368 2(g). The description of our Common Stock to be issued in the Acquisition is incorporated herein by reference to our Amendment No. 2 to Registration Statement on From 8-A/A (File No. 000-222472) filed with the SEC on January 4, 2011.

What does Cuattro International do and what are the reasons for the Acquisition?

Cuattro International is a provider to international markets of digital radiography, picture archiving and communication systems (“PACS”) and other imaging technologies for veterinarians. Its principal executive offices are located at 3760 Rocky Mountain Avenue, Loveland, Colorado 80538, and its telephone number is (800) 709-4515. There is no active trading market for the Units of Cuattro International.

As a leading provider of advanced veterinary diagnostic and specialty products, our acquisition of Cuattro International is to combine Cuattro International’s global reach with our domestic success in the imaging and blood testing space in the United States. International markets represent a significant portion of worldwide veterinary revenues for which the Company intends to compete.

Why is the Amendment necessary to enable us to utilize fully our stockholder approved Equity Incentive Plans?

As of November 13, 2015, our stockholders had previously approved the issuance of an aggregate of 2,824,180 shares of Common Stock under the Equity Incentive Plans, of which an aggregate of 1,727,695 shares and 881,305 shares had previously been issued under the Equity Incentive Plans or were reserved for issuance pursuant to outstanding awards under the Equity Incentive Plans, respectively, leaving approximately 215,180 shares of Common Stock available for future issuance under the Equity Incentive Plans. However, as of November 13, 2015, only approximately 910,904 authorized but unissued shares of Common Stock remained under our Charter. Therefore, the Amendment to effect the Authorized Share Increase is necessary in order to be able to fully utilize the number of shares of Common Stock that remain available as contemplated and authorized by our stockholders for future issuance under the Equity Incentive Plans. These additional shares are important to enable the Company to continue to motivate and retain its existing employees and to attract new employees.

How will the Amendment provide the Company flexibility in corporate planning and strategies?

The stockholders’ approval of additional authorized but unissued shares of Common Stock under the Amendment is important to the Company for a number of reasons. It would allow the Company to complete future acquisitions of other businesses or products, establish strategic partnerships, complete equity financings, provide equity incentives to new and existing employees, pay stock dividends, and effect stock splits and other recapitalizations. From time to time the Company considers these types of transactions as market conditions or other opportunities arise.

It can become increasingly important to have additional shares available in the event the Board needs to undertake any of the foregoing actions on an expedited basis and thus avoid the time and expense of seeking stockholder approval in connection with the contemplated issuance of Common Stock. Such additional authorized shares may be issued for such purposes and for such consideration as the Board may determine without further stockholder approval, unless stockholder approval is required by applicable law or the requirements of the Nasdaq Stock Market or any national securities exchange on which our securities may be listed from time to time. For example, the Company may obtain the right, but not the obligation, to issue up to approximately an additional 650,000 shares of Common Stock to acquire from the minority owners the remaining position in Heska Imaging US, LLC (“Heska Imaging”) not already owned by the Company. The Board may determine to use its shares of Common Stock for that purpose, should the opportunity arise, in order to preserve cash or for other commercial reasons determined in the best interests of the Company’s stockholders at the time. Please see the information provided below under the caption “Do any of Heska’s officers or directors, or persons associated with them, have a substantial interest in the Amendment?” for an additional discussion of the possible future issuance of shares of Common Stock in respect of the ownership of Heska Imaging.

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Does the Board presently anticipate issuing additional shares of Common Stock for unidentified reasons if the Amendment is approved?

Except for the issuance of shares of Common Stock in connection with the Acquisition and pursuant to the Equity Incentive Plans for employees, the Company has no present arrangement, agreement, understanding or plan for the issuance of any additional shares of Common Stock proposed to be authorized by the Amendment.

Do any of Heska’s officers or directors, or persons associated with them, have a substantial interest in the Amendment?

Mr. Wilson, one of our directors and our President and Chief Executive Officer, is a founder of Cuattro, LLC, one of the Members of Cuattro International that will receive shares of our Common Stock if the Acquisition is completed following an approval of the Amendment. Mr. Wilson is the spouse of Shawna M. Wilson (“Mrs. Wilson”). Including shares held by Mrs. Wilson and by trusts for the benefit of Mr. and Mrs. Wilson’s children and family, Mr. Wilson owns a 100% interest in Cuattro, LLC. Cuattro, LLC owns a majority interest in Cuatrro International. As such, he may be deemed to have a substantial interest in the Amendment to the extent of his pecuniary interest in Cuattro, LLC.

Any shares received in the Acquisition by the Members will be subject to lock-up agreement that will restrict the Members from transferring the shares they receive for a period of 181 days after the completion of the transaction. In addition, Mr. Wilson and his associates who are identified below in this discussion and who are also Members of Heska Imaging may also be deemed to benefit from any assumption by the Company of the debt obligations of Cuattro International that are currently owing to Heska Imaging. As of November [●], 2015, the aggregate amount outstanding of such debt obligations was approximately [●] million.

Cuattro, LLC is currently a supplier to Heska Imaging under of software products, and other products and services under an Amended and Restated Master License Agreement between the parties (the “License Agreement) and a Supply Agreement between the parties (the “Supply Agreement”), respectively. If the Acquisition, closes, the License Agreement and the Supply Agreement are to be assigned from Heska Imaging to a newly created legal entity 100% owned by Heska Corporation. Heska Imaging and Cuattro International are to be approved subdistributors for the software products, and other products and services obtained under the License Agreement and the Supply Agreement, respectively. Mr. Wilson may be deemed to have a substantial interest in the Amendment to the extent unit volumes purchased from what they otherwise would have been or other similar matters improve the profitability of Cuattro, LLC from what it otherwise would have been as a result of the Acquisition.

Mr. Wilson and his associates may also be deemed to have a substantial interest in the Amendment to the extent that the Company determines, in its sole discretion, to use a portion of the additional shares authorized to purchase the remaining minority position in Heska Imaging, an entity in which Heska acquired a 54.6% controlling interest in February 2013. Depending on the performance of Heska Imaging, we may either have the right or the obligation to purchase the remaining minority position from the minority holders. In either instance, the Company may use up to approximately 650,000 shares of Common Stock to pay for a portion of the purchase price for the minority position. Mr. Wilson’s spouse Shawna M. Wilson, Steven M. Asakowicz, Rodney A. Lippincott, Kevin S. Wilson and Cuattro, LLC own approximately 29.75%, 4.09%, 3.07%, 0.05% and 0.05% of Heska Imaging, respectively. Steven M. Asakowicz serves as Executive Vice President, Companion Animal Health Sales for the Company. Rodney A. Lippincott serves as Executive Vice President, Companion Animal Health Sales for the Company.

What are the anticipated effects of the Amendment and any additional anti-takeover considerations on existing stockholders of Heska?

If the Amendment is approved, except as may be required by law or the listing requirements of Nasdaq Stock Market, no further stockholder approval would be required prior to the issuance of the additional shares authorized by the Amendment. Upon issuance, the additional shares of authorized Common Stock would have rights identical to the currently outstanding shares of the Company’s Common Stock. Adoption of the Amendment would not have an immediate dilutive effect on the proportionate voting power or other rights of existing stockholders. As is true for shares presently authorized but unissued, however, the future issuance of Common Stock authorized by the Amendment may, among other things, dilute the earnings per share of Common Stock, decrease existing stockholders’ percentages of equity ownership, dilute the voting rights of existing stockholders and, depending on the price at which they are issued, could have a negative effect on the market price of the Company’s Common Stock. Current stockholders have no preemptive or similar rights. Accordingly, current stockholders do not have a prior right to purchase any new issue of Common Stock in order to maintain their proportionate ownership thereof.

If the Board determines that a hostile takeover attempt or a change in control of management of the Company is not in the best interest of the Company’s stockholders, the Board could use the additional shares of Common Stock that would become available for issuance if this Proposal is approved, to oppose, delay or prevent such attempted takeover or change, which could discourage certain transactions in which our stockholders might otherwise receive a premium for their shares over the then current market prices. The authorization of such Common Stock will have no current anti-takeover effect. No hostile take-over attempts are, to our management’s knowledge, currently threatened.

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Am I entitled to dissenters or appraisal rights in connection with the proposed Amendment?

The holders of shares of our Common Stock will have no dissenters rights of appraisal under Delaware law, our Charter or our Bylaws with respect to the Amendment to effect the Authorized Share Increase.

How many votes are needed for this proposal?

Approval of this Proposal requires the affirmative vote of a majority of the outstanding shares of our Common Stock entitled to vote on this Proposal.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote FOR the Amendment to effect the Authorized Share Increase.

PROPOSAL 2

APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE,

TO SOLICIT ADDITIONAL PROXIES FOR THE AMENDMENT PROPOSAL

 What am I voting on?

We are asking our stockholders to vote on a proposal to approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies for Proposal 1 described above.

Why is this proposal necessary?

As discussed above, our Board recommends a vote for the Amendment and Authorized Share Increase under Proposal 1. In order to implement the Authorized Share Increase, the Company is required under Delaware law to obtain the affirmative vote of a majority of all shares of Common Stock outstanding. While we hope to have a majority of all shares of Common Stock outstanding vote for the Authorized Share Increase at the Special Meeting and implement the Authorized Share Increase, it is possible we will not have sufficient votes to do so. For example, we could convene the Special Meeting with a quorum of 55% of shares outstanding and with 49%, 3% and 3% of shares outstanding voting for, against and abstaining on Proposal 1. In this case, Proposal 1 would not pass and we would not be able to implement the Authorized Share Increase. If this were to happen and Proposal 2 were to pass, however, we could solicit and obtain votes underlying an additional 2% of shares outstanding in the week following the Special Meeting, reconvene the Special Meeting, pass Proposal 1 and implement the Authorized Share Increase.

How many votes are needed for this proposal?

The affirmative vote of a majority of shares of Common Stock present in person or by proxy at the Special Meeting and entitled to vote on the subject matter is required to approve this proposal.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote FOR the approval to adjourn the Special Meeting, if necessary or appropriate to solicit additional proxies for the Authorized Share Increase proposal.

OTHER MATTERS

The Board knows of no other business to be transacted at the Special Meeting.

COMMUNICATIONS

How do I propose actions for consideration at the next annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future stockholder meetings. All proposals or nominations should be addressed to: Secretary, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in our proxy statement for our next annual meeting, the written proposal must be received by our Secretary at our principal executive offices under either (1) Rule 14a-8 (a “Rule 14 Proposal”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or (2) the bylaws of Heska (a “Bylaws Proposal”). A Rule 14 Proposal must be received by our Secretary at our principal executive offices no later than December 1, 2015. If the

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date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of our 2015 annual meeting of stockholders, the deadline for inclusion of proposals in our proxy statement is instead a reasonable period of time before we begin to print and mail our proxy materials. Such proposals also will need to comply with Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. For a Bylaws Proposal, the stockholder must deliver a written notice of intent to propose such action in accordance with our bylaws, which in general require that the notice be received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year’s annual meeting was mailed to stockholders. The proxy materials for the 2015 annual meeting of stockholders were mailed on March 30, 2015. This means that for the 2016 annual meeting of stockholders, that any such proposal must be received no earlier than December 31, 2015 and no later than January 30, 2016.

Director Nominees: You may propose director candidates for consideration by the Board’s Corporate Governance Committee. Any such recommendations should be directed to our Secretary at our principal executive offices. In addition, you may nominate a director for consideration by Heska’s stockholders if you give timely and adequate notice to our Secretary of your intention to make such nomination in accordance with our bylaws, which require that the notice be received by the Secretary within the time periods described above under “Stockholder Proposals” and with the detail regarding your nomination as is required by our bylaws.

Copy of Bylaw Provisions: You may contact our Secretary at our principal executive offices for a copy of the relevant Bylaws provisions regarding the requirements for making stockholder proposals and nominating Director candidates. A copy of our Bylaws has also been filed with the SEC with our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, a copy of which is accessible at the website of the SEC at www.sec.gov.

OTHER INFORMATION

“Householding” of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. Heska and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent to such householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Investor Relations, Heska Corporation, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538.

Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request “householding” of their communications should contact their broker.

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OWNERSHIP OF SECURITIES – COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of November 13, 2015 (except where otherwise noted), regarding the beneficial ownership of shares of Common Stock by each director of the Company, by the persons named in the summary compensation table (the “Named Executive Officers”) in the Company’s proxy statement relating to its 2015 annual meeting of stockholders, by all current directors and executive officers of the Company as a group, and by each person who is known by us to be the beneficial owner of more than 5% of our Common Stock. We had 6,589,096 shares of Common Stock outstanding on November 13, 2015.

Beneficial Ownership Table

	Shares	Percentage
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned (1)	Owned (1)
G. Irwin Gordon (2)	56,893	*
Robert B. Grieve, Ph.D.	233,183	3.5%
Sharon L. Riley (2)	29,500	*
David E. Sveen, Ph.D. (2)(4)	33,652	*
Bonnie J. Trowbridge (2)	6,346	*
Kevin S. Wilson (2)(5)	460,730	7.0%
Carol A. Wrenn (2)	20,630	*
Steven M. Asakowicz (2)	22,518	*
Rodney A. Lippincott (2)	18,620	*
Michael J. McGinley, Ph.D. (2)	121,278	1.8%
Jason A. Napolitano (2)(3)(6)	172,271	2.6%
All Directors and Executive Officers as a group ([14] persons)(2)(3)(4)(5)(6)	1,294,006	18.2%

*   Amount represents less than 1% of our common stock.

(1)	To our knowledge and unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and investment power with respect to securities. Shares of Common Stock issuable upon exercise of stock options exercisable within 60 days of November 13, 2015 are deemed outstanding and beneficially owned by the person holding such option for purposes of computing such person’s percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes shares underlying options exercisable within 60 days of November 13, 2015 as follows – Mr. Gordon: 43,388, Ms. Riley: 25,000, Dr. Sveen: 5,000, Ms. Trowbridge: 6,346, Mr. Wilson: 20,811, Ms. Wrenn: 16,630, Mr. Asakowicz: 11,854, Mr. Lippincott: 7,956 and Mr. Napolitano: 96,123.

(3)	Includes one share jointly owned by Dr. Grieve and Mr. Napolitano.

(4)

Includes 14,285 shares held by Bethany Creek Partners, LP and 7,143 shares held by Lindberg Capital Partners, LP. Dr. Sveen is a general partner of, and an investor in, both Bethany Creek Partners, LP and Lindberg Capital Partners, LP.

(5)

Mr. Wilson is the spouse of a woman (“Mrs. Wilson”) who owns shares. Includes 124,099 shares of Common Stock held by Cuattro, LLC. Mr. Wilson, Mrs. Wilson and trusts for the benefit of their children and family own a 100% interest in Cuattro, LLC. Also includes 20,092 shares owned by Mrs. Wilson and 65,728 shares held in trusts for the benefit of Mr. and Mrs. Wilson’s children for which a third party is trustee. Mr. Wilson disclaims beneficial ownership of the shares held by Mrs. Wilson and trusts for the benefit of Mr. and Mrs. Wilson’s children.

(6)	Mr. Napolitano is the spouse of a woman (“Mrs. Napolitano”) who owns 602 shares of Common Stock which is included in the table above, with respect to which Mr. Napolitano disclaims beneficial ownership.
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WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information the Company files at the SEC’s public reference room located at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public at the website maintained by the SEC at http://www.sec.gov, and by visiting the investor relations portion of the Company’s website at https://www.heska.com. The Company does not intend for information contained on or accessible through its website to be part of this proxy statement, other than the documents that the Company files with the SEC that are incorporated by reference into this proxy statement.

The SEC allows the Company to “incorporate by reference” business and financial information that is not included in or delivered with this document, which means that the Company can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this document, except for any information that is superseded by information in this document or incorporated by reference subsequent to the date of this document.

This proxy statement incorporates by reference the documents listed below that the Company has previously filed with the SEC:

(1)	The Annual Report on Form 10-K (File No.000-22427) for the fiscal year ended December 31, 2014, filed with the SEC on March 25, 2015, as amended by the Amendment No. 1 to the Annual Report on Form 10-K/A (File No.000-22427) for the fiscal year ended December 31, 2014, filed with the SEC on May 8, 2015;
(2)	The Quarterly Report on Form 10-Q (File No.000-22427) for the quarter ended September 30, 2015, filed with the SEC on November 16, 2015;
(3)	The Current Reports on Form 8-K (File Nos. 000-22427) filed with the SEC on January 29, 2015, March 23, 2015, May 8, 2015, October 1, 2015 and October 16, 2015; and
(4)	The description of common stock contained in the Registration Statement on Form 8-A (File No. 000-22427), filed with the SEC on April 24, 1997, as amended by Amendment No.1 to Registration Statement on Form 8-A/A filed with the SEC on May 6, 2010, and Amendment No. 2 to Registration Statement on Form 8-A/A filed with the SEC on January 4, 2011.

In addition, the Company incorporates by reference additional documents that it may subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the date of the Company’s Special Meeting (other than information furnished and not filed with the SEC). These documents include periodic reports such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

The Company hereby undertakes to provide, without charge, to each person to whom a copy of this proxy statement is delivered, upon written or oral request of any such person, by first class mail or other equally prompt means within one business day of receipt of a request, a copy of any and all of the documents that have been incorporated by reference in this proxy statement (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that the proxy statement incorporates). Copies of these documents are available to stockholders upon written request to the Company at: Heska Corporation, Attn: Secretary, 3760 Rocky Mountain Avenue, Loveland, Colorado 80538; telephone: (970) 493-7272.

If you would like to request documents from the Company, please do so by Monday, December 28, 2015 to receive timely delivery of the documents in advance of the Special Meeting.

By order of the Board of Directors,

Kevin S. Wilson

Chief Executive Officer and President,

Heska Corporation

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APPENDIX A

FORM OF

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED,

OF

HESKA CORPORATION

Heska Corporation (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

1.    This Certificate of Amendment to the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate”), has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

2.    This Certificate of Amendment to the Certificate amends Article IV of the Certificate by deleting the existing Paragraph A of Article IV in its entirety and substituting therefore a new Paragraph A of Article IV, to read in its entirety as follows:

A. Authorized Stock. The total authorized stock of the Corporation, which shall be an aggregate of 19,500,000 shares, shall consist of three classes: (i) a first class consisting of 8,500,000 shares of Traditional Common Stock having a par value of $0.01 per share (the “Original Common Stock”); (ii) a second class consisting of 8,500,000 shares of Public Common Stock having a par value of $0.01 per share (the “Common Stock” or “NOL Restricted Common Stock” and, together with the Original Common Stock, the “Common Stock Securities”); and (iii) a third class consisting of 2,500,000 shares of Preferred Stock having a par value of $0.01 per share (the “Preferred Stock”).

3.     This Certificate of Amendment shall become effective at the time this Certificate of Amendment to the Restated Certificate of Incorporation, as amended, is filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by a duly authorized officer on this [ • ] day of December, 2015.

Heska Corporation

By:
Name:
Title:

A-1

PRELIMINARY COPY

APPENDIX B

FORM OF PROXY CARD

DECEMBER 30, 2015 SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

P R O X Y

The undersigned hereby appoints Jason A. Napolitano, Nancy Wisnewski and Daniel J. Pollack, and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated below, all shares of the Common Stock of Heska Corporation, a Delaware corporation (the “Company”), held of record by the undersigned on November 30, 2015, at the Special Meeting of Stockholders (the “Special Meeting”) to be held at the corporate offices of the Company located at the Hilton Hotel, 425 West Prospect Road, Fort Collins, CO 80526 at 9:00 a.m., local time, on Wednesday, December 30, 2015, or at any adjournment or postponement thereof, with all the powers that the undersigned would have if personally present at the meeting.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated [●], 2015. The undersigned hereby expressly revokes any and all proxies heretofore given or executed by the undersigned with respect to the shares of stock represented by this proxy and, by filing this proxy with the Secretary of Heska Corporation, gives notice of such revocation. This proxy, when properly executed, will be voted in accordance with the specifications made by the undersigned stockholder, and grant discretionary authority as to any and all other matters that may properly come before the meeting.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

B-1

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1.

1. To approve an amendment to our Restated Certificate of Incorporation, as amended, to increase by one million the number of authorized shares of each class of the Company’s common stock from 7,500,000 shares to 8,500,000 shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

2. To approve the adjournment of the Special Meeting, if necessary or appropriate to solicit additional proxies for the Authorized Share Increase in Proposal 1.

FOR	AGAINST	ABSTAIN
☐	☐	☐

PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Mark here ☐ if your address has changed and provide

us with your new address in the space provided:

New Address:
Dated: , 2015

Signature(s) of Stockholder(s)
Title

Please mark, date, and sign exactly as your name appears above and return in the enclosed envelope. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON DECEMBER 30, 2015

The Proxy Statement and this Proxy Card are available at https://www.heska.com/proxyvote.